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                                                                      Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 26, 1996, with respect to the statements of assets acquired and liabilities assumed and the statements of revenues and direct operating expenses of the Printer Business of Texas Instruments Incorporated included in the Current Report on Form 8-K/A of GENICOM Corporation filed on December 13, 1996 with the Securities and Exchange Commission.




                                                               ERNST & YOUNG LLP



Dallas, Texas
December 12, 1996